Pluristem Therapeutics Approved for Listing on NASDAQ Capital Market
Company’s common stock will begin trading on December 10, 2007(and not December 11, 2007 as previously announced)

NEW YORK-- (BUSINESS WIRE)--Pluristem Therapeutics Inc. (OTCBB: PSTI.OB - DAX: PJT), a leading bio-therapeutics company dedicated to the commercialization of non-personalized (allogeneic) cell therapy products for a variety of malignant, ischemic and auto-immune disorders, announced today that NASDAQ has approved the Company’s application to list its securities on the NASDAQ Capital Market. The Company’s common stock will begin trading on December 10, 2007 (and not December 11, 2007 as previously announced) under the symbol PSTI.

Zami Aberman, Pluristem’s President and CEO commented, “Pluristem is proud to begin trading on the NASDAQ Capital Market system. We believe that NASDAQ is the right platform to support our business growth aspirations. I am confident that our listing will facilitate broader interest in our common stock from both institutional and individual investors.”

The NASDAQ listing approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on NASDAQ, including that the trading price of the Company’s common stock remain at $4.00 or more, and may be rescinded if the Company is not in compliance with such standards.

About Pluristem

Pluristem Therapeutics, Inc. is a Company dedicated to the commercialization of non-personalized (allogeneic) stem cell therapy products for the treatment of numerous severe degenerative, malignant and autoimmune disorders. The Company's first product, PLX-I, is directed at resolving the global shortfall of matched tissue for bone marrow transplantation (BMT) by improving the engraftment of hematopoietic stem cells (HSCs) contained in umbilical cord blood (UCB).

Pluristem's products are derived from mesenchymal stromal cells (MSCs) obtained from the placenta and not from embryonic stem cells. They are expanded in the Company's proprietary PluriXTM 3D bioreactor that imitates the natural microstructure of bone marrow and does not require supplemental growth factors, cytokines or other exogenous materials. Pluristem believes the resultant expanded cells, termed PLX cells, are multi-potent and able to differentiate into a variety of cell types. Recent evidence also suggests their efficacy may be related to their secretion of cytokines or other potent immune modulators. Furthermore, PLX cells are believed to be immune-privileged, hence protecting the recipient from immunological reactions that often accompany transplantation.

Pluristem has offices in the USA with research and manufacturing facilities in Israel.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements are based on the current expectations of the management of Pluristem only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, when we discuss the effect of our expected listing on NASDAQ, we are using a forward looking statement. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties may develop with our process; results in the laboratory may not translate to equally good results in real surgical settings; our patents may not be sufficient ;our products may harm recipients; changes in legislation; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Pluristem to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Pluristem undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Pluristem, reference is made to Pluristem's reports filed from time to time with the Securities and Exchange Commission.

For more information visit our website at www.pluristem.com, the content of which is not part of this press release.

Contact:

Pluristem Life Systems
William Prather, 303-883-4954
Sr. VP Corporate Development
bill@pluristem.com
or
CEOcast
Michael Wachs, 212-732-4300
mwachs@ceocast.com

Source: Pluristem Therapeutics Inc.